EXHIBIT NO. 1.1

FORM OF UNDERWRITING AGREEMENT

AEP TEXAS CENTRAL TRANSITION FUNDING II LLC

AEP TEXAS CENTRAL COMPANY

$[                    ] SENIOR SECURED TRANSITION BONDS, SERIES A

UNDERWRITING AGREEMENT

        [September    ], 2006

To the Representatives named in Schedule I hereto

of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

1. Introduction. AEP Texas Central Transition Funding II LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell $[                    ] aggregate principal amount of its Senior Secured Transition Bonds, Series A (the “Bonds”), identified in Schedule I hereto. The Issuer and AEP Texas Central Company, a Texas corporation and the Issuer’s direct parent (“TCC”), hereby confirm their agreement with the several Underwriters (as defined below) as set forth herein.

The term “Underwriters” as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section 7 hereof and the term “Underwriter” shall be deemed to mean any one of such Underwriters. If the entity or entities listed in Schedule I hereto (the “Representatives”) are the same as the entity or entities listed in Schedule II hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such entity or entities. All obligations of the Underwriters hereunder are several and not joint. If more than one entity is named in Schedule I hereto, any action under or in respect of this underwriting agreement (“Underwriting Agreement”) may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Underwriters.

Capitalized terms used and not otherwise defined in this Underwriting Agreement shall have the meanings given to them in the Indenture (as defined below).

2. Description of the Bonds. The Bonds will be issued pursuant to an indenture to be dated as of September [        ], 2006, as supplemented by one or more series supplements thereto (as so supplemented, the “Indenture”), between the Issuer and The Bank of New York, as indenture trustee (the “Indenture Trustee”). The Bonds will be senior secured obligations of the Issuer and will be supported by transition property (as more fully described in the Financing Order relating to the Bonds, “Series A Transition Property”), to be sold to the Issuer by TCC pursuant to the Transition Property Sale Agreement, to be dated on or about [September     ], 2006, between TCC and the Issuer (the “Sale Agreement”). The Series A Transition Property securing the Bonds will be serviced pursuant to the Series A Transition Property Servicing Agreement, to be dated on or about September [    ], 2006, between TCC, as servicer, and the Issuer, as owner of the Series A Transition Property sold to it pursuant to the Sale Agreement (the “Servicing Agreement”).

3. Representations and Warranties of the Issuer. The Issuer represents and warrants to the several Underwriters that:

(a) The Issuer and the Bonds meet the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and TCC, in its capacity as sponsor for the Issuer, has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such form on June 27, 2006 (Registration No. 333-136787), [as amended by Amendments No. 1 and [        ] thereto - DISCUSS], including a prospectus and a form of prospectus supplement, for the registration under the Securities Act of up to $[                    ] aggregate principal amount of the Bonds. Such registration statement, as amended (“Registration Statement No. 333-136787”), has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission. No transition bonds registered with the Commission under the Securities Act pursuant to Registration Statement No. 333-136787 have been previously issued. References herein to the term “Registration Statement” shall be deemed to refer to Registration Statement No. 333-136787, including any amendment thereto, all documents incorporated by reference therein pursuant to Item 12 of Form S-3 (“Incorporated Documents”) and any information in a prospectus or a prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (as defined below), which the parties agree is the time of the first Contract of Sale (as used in Rule 159) for the Bonds, and shall be considered the “Effective Date” of the Registration Statement relating to the Bonds. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B or 430C shall be considered to be included in the Registration Statement as of the time specified in Rule 430B or 430C as appropriate. The final prospectus and the final prospectus supplement relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, are referred to herein as the “Final Prospectus;” and the most recent preliminary prospectus and prospectus supplement that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time (as defined below) is referred to herein as the “Pricing Prospectus.”

(b) (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Bonds and (ii) at the date hereof, each of the Issuer and TCC was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(c) At the time the Registration Statement initially became effective, [at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus)] and on the Effective Date relating to the Bonds, the Registration Statement, and the Indenture, at the Closing Date, fully complied and will fully comply in all respects with the applicable requirements of the Securities Act, the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. As of the Applicable Time and as of the Closing Date (as defined below), the Registration Statement and the Final Prospectus fully complied and will fully comply in all [material] respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, and neither of such documents includes any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and on said dates the Incorporated Documents, taken together as a whole, fully complied or will fully comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder; provided that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon information furnished in writing to the Issuer or TCC by, or on behalf of, any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or the Final Prospectus or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated Documents or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to The Depository Trust Company (“DTC”) Book-Entry System that are based solely on information contained in published reports of the DTC.

(d) As of its date, at the Applicable Time (as defined below) and on the date of its filing, if applicable, and on the Closing Date, the Pricing Prospectus and each Issuer Free Writing Prospectus (as defined below) (other than the Pricing Term Sheet, as defined in Section 5(c) below), considered together, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives, the Expected Amortization Schedule and the Expected Sinking Fund Schedule described in the Pricing Prospectus were subject to change based on market conditions, and the interest rate, price to the public and underwriting discounts and commissions for each tranche was not included in the Pricing Prospectus). The Pricing Term Sheet, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds, considered together with the Pricing Prospectus and each other Issuer Free Writing Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstance in which they are made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or TCC by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule V hereto. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h), relating to the Bonds, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g). References to the term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act. References to the term “Applicable Time” means [     :00] PM, eastern time, on the date hereof. The Issuer represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule IV hereto as an Issuer Free Writing Prospectus, and that each such Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433, including timely Commission filing where required, legending and record keeping.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds or until any earlier date that the Issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) TCC or the Issuer has promptly notified or will promptly notify the Representatives and (ii) TCC or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or TCC by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth on Schedule V hereto.

(f) The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Limited Liability Company Act of the State of Delaware, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Bonds, the Sale Agreement, the Servicing Agreement, the Indenture, the Issuer LLC Agreement, the Intercreditor Agreement, the Administration Agreement and the other agreements and instruments contemplated by the Pricing Prospectus (collectively, the “Issuer Documents”) and to own its properties and conduct its business as described in the Pricing Prospectus; the Issuer has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not have a material adverse effect on the business, properties or financial condition of the Issuer; the Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer’s business set forth in the Pricing Prospectus; the Issuer is not a party to or bound by any agreement or instrument other than the Issuer Documents and other agreements or instruments incidental to its formation; the Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Issuer Documents and as described in the Pricing Prospectus; TCC is the beneficial owner of all of the limited liability company interests of the Issuer; and based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

(g) The issuance and sale of the Bonds by the Issuer, the purchase of the Series A Transition Property by the Issuer from TCC and the consummation of the transactions herein contemplated by the Issuer, and the fulfillment of the terms hereof on the part of the Issuer to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under the Issuer’s certificate of formation or limited liability company agreement (collectively, the “Issuer Charter Documents”), or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is now a party.

(h) This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, and constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

(i) The Issuer (i) is not in violation of the Issuer Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition, and (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition.

(j) The Indenture has been duly authorized by the Issuer, and, on the Closing Date, will have been duly executed and delivered by the Issuer and will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy. On the Closing Date, the Indenture will (i) comply as to form in all material respects with the requirements of the Trust Indenture Act and (ii) conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus.

(k) The Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy, and the Bonds conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus. The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and in the Pricing Prospectus and Final Prospectus.

(l) Other than as set forth or contemplated in the Pricing Prospectus, there is no litigation or governmental proceeding to which the Issuer is a party or to which any property of the Issuer is subject or which is pending or, to the knowledge of the Issuer, threatened against the Issuer that [could] reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Issuer’s business, property or financial condition.

(m) Other than any necessary action of the PUCT, any filings required under the Restructuring Act or Financing Order or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

(n) The Issuer is not, and, after giving effect to the sale and issuance of the Bonds, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(o) Deloitte & Touche LLP, who have performed certain agreed upon procedures with respect to certain statistical and structural information contained in the Pricing Prospectus and the Final Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(p) Each of the Sale Agreement, the Servicing Agreement, the Intercreditor Agreement, the Administration Agreement and Issuer LLC Agreement has been duly authorized by the Issuer, and when executed and delivered by the Issuer and the other parties thereto, will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

4. Representations and Warranties of TCC. TCC represents and warrants to the several Underwriters that:

(a) TCC, in its capacity as sponsor with respect to the Bonds, has filed with the Commission Registration Statement No. 333-136787 for the registration under the Securities Act of up to $                     aggregate principal amount of its transition bonds. Registration Statement No. 333-136787 has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of TCC, threatened by the Commission.

(b) At the time the Registration Statement initially became effective, [at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus)] and on the Effective Date relating to the Bonds, the Registration Statement, and the Indenture, on the Closing Date, fully complied and will fully comply in all respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. As of the Applicable Time and as of the Closing Date, the Registration Statement and the Final Prospectus fully complied and will fully comply in all respects to the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, and neither of such documents includes any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or TCC by, or on behalf of, any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or the Final Prospectus, or to any statements in or omissions from any Statement of Eligibility on Form T-1, or amendments thereto, of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated Documents or to any statements or omissions made in the Registration Statement or Final Prospectus relating to the DTC Book-Entry-Only System that are based solely on information contained in published reports of DTC.

(c) As of its date, at the Applicable Time (as defined below), on the date of its filing, if applicable, and on the Closing Date, the Pricing Prospectus and each Issuer Free Writing Prospectus (other than the Pricing Term Sheet), considered together, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives, the Expected Amortization Schedule and the Expected Sinking Fund Schedule described in the Pricing Prospectus were subject to change based on market conditions, and the interest rate, price to the public and underwriting discounts and commissions for each tranche was not included in the Pricing Prospectus). The Pricing Term Sheet, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds, considered together with the Pricing Prospectus and each other Issuer Free Writing Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or TCC by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule V hereto. TCC represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule IV hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433, including timely Commission filing where required, legending and record keeping

(d) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds or until any earlier date that the Issuer or TCC notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) TCC or the Issuer has promptly notified or will promptly notify the Representatives and (ii) TCC or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or TCC by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth on Schedule V hereto.

(e) TCC has been duly formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Pricing Prospectus, and is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or financial condition of TCC and its subsidiaries considered as a whole. TCC is the beneficial owner of all of the limited liability company interests of the Issuer.

(f) TCC has no significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X.

(g) The transfer by TCC of all of its rights and interests under the Financing Order relating to the Bonds to the Issuer and the consummation of the transactions herein contemplated by TCC, and the fulfillment of the terms hereof on the part of TCC to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under, TCC’s articles of incorporation or bylaws (collectively, the “TCC Charter Documents”), or in a material breach of any of the terms of, or constitute a material default under, any indenture, mortgage, deed of trust or other agreement or instrument to which TCC is now a party.

(h) This Underwriting Agreement has been duly authorized, executed and delivered by TCC, which has the necessary corporate power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, and constitutes a valid and binding obligation of TCC, enforceable against TCC in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

(i) TCC (i) is not in violation of the TCC Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of TCC and its subsidiaries considered as a whole, or (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of TCC and its subsidiaries considered as a whole.

(j) Except as set forth or contemplated in the Pricing Prospectus, there is no litigation or governmental proceeding to which TCC or any of its subsidiaries is a party or to which any property of TCC or any of its subsidiaries is subject or which is pending or, to the knowledge of TCC, threatened against TCC or any of its subsidiaries that [could] reasonably be expected to, individually or in the aggregate, result in a material adverse effect on TCC and its subsidiaries taken as a whole.

(k) Other than any necessary action of the PUCT, any filings required under the Restructuring Act (as such term is defined in the Pricing Prospectus) or Financing Order or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which TCC makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

(l) Neither TCC nor the Issuer is, and after giving effect to the sale and issuance of the Bonds, neither TCC nor the Issuer will be, an “investment company” within the meaning of the 1940 Act.

(m) Each of the Sale Agreement and Servicing Agreement has been duly and validly authorized by TCC, and when executed and delivered by TCC and the other parties thereto will constitute a valid and legally binding obligation of TCC, enforceable against TCC in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy. Each of the Administration Agreement and Intercreditor Agreement has been duly authorized by TCC, and when executed and delivered by TCC and other parties thereto will constitute a valid and legally binding obligation of TCC, enforceable against TCC in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

(n) There are no Texas transfer taxes related to the transfer of the Series A Transition Property or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by TCC or the Issuer.

5. Investor Communications.

(a) [TCC and the Issuer have prepared one or more preliminary term sheet(s) containing certain factual information and other descriptive information relating to the Bonds (collectively, “Term Sheets”), each of which is listed on Schedule IV hereto. The Issuer and TCC represent and agree that they have treated and agree that they will treat each Term Sheet as an Issuer Free Writing Prospectus, and each such Term Sheet has complied and will comply with the requirements of Rules 164 and 433, including timely Commission filing where required, legending and record keeping.]

(b) Issuer and TCC represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, subject to paragraph 5(d) below, unless it obtains the prior consent of the Issuer and TCC and the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Term Sheets and each other Free Writing Prospectus identified in Schedule IV hereto.

(c) TCC and the Issuer (or the Representatives at the direction of the Issuer) will prepare a final pricing term sheet relating to the Bonds (the “Pricing Term Sheet”), containing only information that describes the final pricing terms of the Bonds and otherwise in a form consented to by the Representatives, and will file such final pricing term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Bonds. The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(d) Each Underwriter may provide to investors one or more of the Free Writing Prospectuses, including the Term Sheets, subject to the following conditions:

(i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, an Underwriter shall not convey or deliver any Written Communication (as defined herein) to any person in connection with the initial offering of the Bonds, unless such Written Communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (iii) is an Issuer Free Writing Prospectus listed on Schedule IV hereto or Bloomberg Information. “Written Communication” has the same meaning as that term is defined in Rule 405 under the Securities Act.

“Bloomberg Information” means any written information conveyed to Bloomberg L.P. or any affiliate thereof [after the Applicable Time] relating to (1) the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Bonds, the weighted average life, expected first and final payment dates, trade date, settlement date and payment window of one or more classes of Bonds and (2) a column or other entry showing the status of the subscriptions for the Bonds (both for the Bonds as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Bonds.

(ii) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses and Term Sheets, including but not limited to Rules 164 and 433 under the Securities Act.

(iii) All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Issuer has filed with the SEC for more complete information about Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling [            ] toll-free at [            ].

The Issuer and the Representatives shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of the Issuer, Representatives and, in the case of the Representatives, the Issuer (which in either case shall not be unreasonably withheld).

(iv) Each Underwriter covenants with the Issuer and TCC that after the Final Prospectus is available such Underwriter shall not distribute any written information concerning the Bonds to a investor unless such information is preceded or accompanied by the Final Prospectus or by notice to the investor that the Final Prospectus is available for free by visiting EDGAR on the SEC website at www.sec.gov.

6. Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to each of the Underwriters, and each Underwriter shall purchase from the Issuer, at the time and place herein specified, severally and not jointly, at the purchase price set forth in Schedule I hereto, the principal amount of the Bonds set forth opposite such Underwriter’s name in Schedule II hereto. The Underwriters agree to make a public offering of the Bonds. The Issuer shall pay (in the form of a discount to the principal amount of the offered Bonds) to the Underwriters a commission equal to $[            ].

7. Time and Place of Closing. Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Representatives. The hour and date of such delivery and payment are herein called the “Closing Date”. The Bonds shall be delivered to DTC or to The Bank of New York, as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representatives not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Representatives. The Issuer agrees to make the Bonds available to the Representatives for checking purposes not later than 1:00 P.M. New York Time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in Schedule I hereto, or at such other place as the Issuer may specify.

If any Underwriter shall fail or refuse to purchase and pay for the aggregate principal amount of Bonds that such Underwriter has agreed to purchase and pay for hereunder, the Issuer shall immediately give notice to the other Underwriters of the default of such Underwriter, and the other Underwriters shall have the right within 24 hours after the receipt of such notice to determine to purchase, or to procure one or more others, who are members of the National Association of Securities Dealers, Inc. (“NASD”) (or, if not members of the NASD, who are not eligible for membership in the NASD and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the NASD’s Conduct Rules) and satisfactory to the Issuer, to purchase, upon the terms herein set forth, the aggregate principal amount of Bonds that the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or

Underwriters shall determine to exercise such right, such Underwriter or Underwriters shall give written notice to the Issuer of the determination in that regard within 24 hours after receipt of notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine. If in the event of such a default no non-defaulting Underwriter shall give such notice, then this Underwriting Agreement may be terminated by the Issuer, upon like notice given to the non-defaulting Underwriters, within a further period of 24 hours. If in such case the Issuer shall not elect to terminate this Underwriting Agreement it shall have the right, irrespective of such default:

(a) to require each non-defaulting Underwriter to purchase and pay for the respective aggregate principal amount of Bonds that it had agreed to purchase hereunder as hereinabove provided and, in addition, the aggregate principal amount of Bonds that the defaulting Underwriter shall have so failed to purchase up to aggregate principal amount of Bonds equal to one-tenth (1/10) of the aggregate principal amount of Bonds that such non-defaulting Underwriter has otherwise agreed to purchase hereunder, and/or

(b) to procure one or more persons, reasonably acceptable to the Representatives, who are members of the NASD (or, if not members of the NASD, who are not eligible for membership in the NASD and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the NASD’s Conduct Rules), to purchase, upon the terms herein set forth, either all or a part of the aggregate principal amount of Bonds that such defaulting Underwriter had agreed to purchase or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

In the event the Issuer shall exercise its rights under (a) and/or (b) above, the Issuer shall give written notice thereof to the non-defaulting Underwriters within such further period of 24 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.

In the computation of any period of 24 hours referred to in this Section 7, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.

Any action taken by the Issuer or TCC under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement. Termination by the Issuer under this Section 7 shall be without any liability on the part of the Issuer, TCC or any non-defaulting Underwriter, except as otherwise provided in Sections 8(a)(vii) and 11 hereof.

8. Covenants.

(a) Covenants of the Issuer. The Issuer covenants and agrees with the several Underwriters that:

(i) If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting the Issuer, the Bonds or the Series A Transition Property or of which the Issuer shall be advised in writing by the Representatives shall occur that in the Issuer’s reasonable judgment after consultation with Counsel for the Underwriters (as defined below) should be set forth in a supplement to, or an amendment of, the Final Prospectus in order to make the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Issuer will, at its expense, amend or supplement the Final Prospectus by either (A) preparing and furnishing to the Underwriters at the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus or (B) making an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

(ii) The Issuer or TCC will, except as herein provided, pay or cause to be paid all expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing by it of the Registration Statement, Pricing Prospectus and Final Prospectus, (ii) the issuance and delivery of the Bonds as provided in Section 7 hereof (including, without limitation, reasonable fees and disbursements of Counsel for the Underwriters and all trustee, rating agency and PUCT financial advisor fees), (iii) the qualification of the Bonds under blue-sky laws (including counsel fees not to exceed $[            ]), (iv) the printing and delivery to the Underwriters of reasonable quantities of the Registration Statement and, except as provided in Section 8(a)(iv) hereof, of the Pricing Prospectus and Final Prospectus and (v) the reforming of any Contracts of Sale of the Bonds made by the Underwriters (including any damages or other amounts payable in connection with legal and contractual liability) [resulting from a deficient Pricing Prospectus or information contained therein]. The Issuer shall not, however, be required to pay any amount for any expenses of the Underwriters or for any fees and expenses of counsel for the PUCT financial advisor, except that, if this Underwriting Agreement shall be terminated in accordance with the provisions of Section 10 or 12 hereof, the Issuer will reimburse the Underwriters for the reasonable fees and disbursements of Counsel for the Underwriters, and will reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding $[                ], incurred in contemplation of the

performance of this Underwriting Agreement. The Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

(iii) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(iv) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(z) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions.

(v) For a period from the date of this Underwriting Agreement until the retirement of the Bonds or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer shall file with the Commission, and to the extent permitted by and consistent with the Issuer’s obligations under applicable law, make available on the website associated with the Issuer’s parent, such periodic reports, if any, as are required (without regard to the number of holders of Bonds to the extent permitted by and consistent with the Issuer’s obligations under applicable law) from time to time under Section 13 or Section 15(d) of the Exchange Act, and the Issuer shall not voluntarily suspend or terminate its filing obligations with the Commission. The Issuer shall also, to the extent permitted by and consistent with the Issuer’s obligations under applicable law, include in the periodic and other reports to be filed with the Commission as provided above, such information as required by Section 3.07(g) of the Indenture with respect to the Bonds. To the extent that the Issuer’s obligations are terminated or limited by an amendment to Section 3.07(g) of the Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.

(b) Covenants of TCC. TCC covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 8(a):

(i) TCC, in its capacity as sponsor with respect to the Bonds, will upon request promptly deliver to the Representatives and Counsel to the Underwriters a signed copy of the Registration Statement as originally filed or, to the extent a signed copy is not available, a conformed copy, certified by an officer of TCC to be in the form as originally filed, including all Incorporated Documents and exhibits and all amendments thereto.

(ii) TCC, in its capacity as sponsor with respect to the Bonds, will deliver to the Underwriters, as soon as practicable after the date hereof, as many copies of the Pricing Prospectus and the Final Prospectus as they may reasonably request.

(iii) TCC, in its capacity as sponsor with respect to the Bonds, will cause the Pricing Prospectus and the Final Prospectus to be filed with the Commission pursuant to Rule 424 as soon as practicable and advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Issuer has complied and will comply with Rule 433 under the Securities Act in connection with the offering of the Bonds.

(iv) As soon as practicable, but not later than 16 months, after the date hereof, TCC, in its capacity as sponsor with respect to the Bonds, will make generally available to its security holders, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act with respect to the Bonds.

(v) TCC, in its capacity as sponsor with respect to the Bonds, will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of such jurisdictions as the Representatives may designate; provided that neither the Issuer nor TCC shall be required to qualify as a foreign limited liability company or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer or TCC, as applicable, to be unduly burdensome.

(vi) TCC will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters, or to which Thelen Reid & Priest LLP, who are acting as counsel for the Underwriters (“Counsel for the Underwriters”), shall reasonably object by written notice to TCC and the Issuer.

(vii) To the extent permitted by applicable law and the agreements and instruments that bind TCC, TCC will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in Section 8(a) hereof.

(viii) TCC will use its reasonable best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

(ix) If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer, any event relating to or affecting TCC, the Bonds or the Series A Transition Property or of which TCC shall be advised in writing by the Representatives shall occur that in TCC’s reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Final Prospectus in order to make the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, TCC will cause the Issuer, at TCC’s or the Issuer’s expense, to amend or supplement the Final Prospectus by either (A) preparing and furnishing to the Underwriters at TCC’s or the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus or (B) causing the Issuer to make an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

(x) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, TCC will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(xi) TCC will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Pricing Prospectus.

(xii) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(y) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by TCC on or after the Closing Date, TCC shall furnish such documents and take such other actions.

9. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and TCC contained in this Underwriting Agreement, on the part of TCC contained in Article III of the Sale Agreement, and on the part of TCC contained in Section 6.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer and TCC made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and TCC of their obligations hereunder, and to the following additional conditions:

(a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 prior to 5:30 P.M., New York time, on the second business day after the date of this Underwriting Agreement. In addition, all material required to be filed by the Issuer or TCC pursuant to Rule 433(d) under the Securities Act that was prepared by either of them or that was prepared by any Underwriter and timely provided to the Issuer or TCC shall have been filed with the Commission within the applicable time period prescribed for such filing by such Rule 433(d).

(b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriters shall have received one or more certificates, dated the Closing Date and signed by an officer of TCC and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of TCC or the Issuer, as the case may be, threatened by, the Commission.

(c) Thelen Reid & Priest LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (a) hereto), dated the Closing Date, with respect to the issuance and sale of the Bonds, the Indenture, the other Issuer Documents, the Registration Statement and other related matters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) Richards, Layton & Finger, P.A., special Delaware counsel for TCC and the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (b) hereto), dated the Closing Date, regarding the filing of a voluntary bankruptcy petition.

(e) Richards, Layton & Finger, P.A., special Delaware counsel for TCC and the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (c) hereto), dated the Closing Date, regarding certain Delaware Uniform Commercial Code matters.

(f) Sidley Austin LLP, counsel for the Issuer and TCC, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (d) hereto), dated the Closing Date, regarding certain aspects of the transactions contemplated by the Issuer Documents, including the Indenture and the Trustee’s security interest under the Uniform Commercial Code.

(g) Sidley Austin LLP, counsel for the Issuer and TCC, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (e) hereto), dated the Closing Date, regarding negative assurances and other corporate matters.

(h) Sidley Austin LLP, counsel for the Issuer and TCC, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (f) hereto), dated the Closing Date, i) to the effect that a court sitting in bankruptcy would not order the substantive consolidation of the assets and liabilities of the Issuer with those of TCC in connection with a bankruptcy, reorganization or other insolvency proceeding involving TCC, ii) that if TCC were to become a debtor in such insolvency proceeding, such court would hold that the Transition Property is not property of the estate of TCC and iii) regarding bankruptcy and corporate governance matters.

(i) Bracewell & Giuliani LLP, counsel for the Issuer and TCC, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (g) hereto), dated the Closing Date, regarding certain Texas constitutional matters relating to the Series A Transition Property.

(j) Sidley Austin LLP, counsel for the Issuer and TCC, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (h) hereto), dated the Closing Date, regarding certain federal tax matters.

(k) In-house counsel for TCC and the Issuer shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (i) hereto), dated the Closing Date, to the effect that the Series A Transition Property is not subject to the lien of TCC’s Mortgage and Deed of Trust, dated as of November 1, 1944.

(l) Bracewell & Giuliani LLP, counsel for the Issuer and TCC, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (j) hereto), dated the Closing Date, with respect to the characterization of the transfer of the Series A Transition Property by TCC to the Issuer as a “true sale” for Texas law purposes.

(m) Sidley Austin LLP, counsel for the Issuer and TCC, shall have furnished to the Representatives its written respective opinions (substantially in the form attached as Annex I (k) hereto), dated the Closing Date, regarding certain federal constitutional matters relating to the Series A Transition Property.

(n) Stradley, Ronon, Stevens & Young LLP, counsel for the Indenture Trustee, shall have furnished to the Representatives their written opinions (each substantially in the form attached as Annex I (l) hereto), dated the Closing Date, regarding certain matters relating to the Indenture Trustee.

(o) Clark, Thomas & Winters, a Professional Corporation, counsel for TCC and the Issuer, shall have furnished to the representatives their opinion (substantially in the form attached as Annex I (m) hereto), dated the Closing Date, regarding certain Texas regulatory issues.

(p) Clark, Thomas & Winters, a Professional Corporation, counsel for TCC and the Issuer, shall have furnished to the representatives their opinion (substantially in the form attached as Annex I (n) hereto), dated the Closing Date, with respect to the treatment of Retail Electric Provider payments as transition charges.

(q) Bracewell & Giuliani LLP, counsel for the Issuer and TCC, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (o) hereto), dated the Closing Date, regarding enforceability and certain Texas perfection and priority issues.

(r) Sidley Austin LLP, counsel for the Issuer and TCC, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (p) hereto), dated the Closing Date, regarding certain bankruptcy matters relating to the Issuer.

(s) Richards, Layton & Finger, P.A., counsel for the Issuer and TCC, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (q) hereto), dated the Closing Date, regarding authority to file a voluntary bankruptcy petition on behalf of the Company.

(t) Richards, Layton & Finger, P.A., counsel for the Issuer and TCC, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (r) hereto), dated the Closing Date, regarding certain matters of Delaware law.

(u) Richards, Layton & Finger, P.A., counsel for the Issuer and TCC, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (s) hereto), dated the Closing Date, with respect to certain Delaware Uniform Commercial Code matters.

(v) Clark, Thomas & Winters, a Professional Corporation, counsel for the Issuer and TCC, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (t) hereto), dated the Closing Date, regarding the constitutionality under the United States Constitution of the Texas Electric Choice Plan (Tex. Util. Code Ann. §§ 11.001-64.158).

(w) On or before the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives one or more agreed upon procedure reports regarding certain calculations and computations relating to the Bonds, in form or substance reasonably satisfactory to the Representatives, in each case in respect of which the Representatives shall have made specific requests therefor and shall have provided acknowledgment or similar letters to Deloitte & Touche LLP reasonably necessary in order for Deloitte & Touche LLP to issue such reports.

(x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pricing Prospectus and the Final Prospectus, there shall not have been any change specified in the letters required by subsection (u) of this Section 9 which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds as contemplated by the Registration Statement and the Final Prospectus.

(y) The Issuer LLC Agreement, the Administrative Agreement, the Intercreditor Agreement, the Sale Agreement, the Servicing Agreement and the Indenture and any amendment or supplement to any of the foregoing shall have been executed and delivered.

(z) Since the respective dates as of which information is given in each of the Registration Statement and in the Pricing Prospectus and as of the Closing Date there shall have been no (i) material adverse change in the business, property or financial condition of TCC and its subsidiaries, taken as a whole, [whether or not in the ordinary course of business,] or the Issuer or (ii) adverse development concerning the business or assets of TCC and its subsidiaries, taken as a whole, or the Issuer which would be reasonably likely to result in a material adverse change in the prospective business, property or financial condition of TCC and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or the Issuer or (iii) development which would be reasonably likely to result in a material adverse change, in the Series A Transition Property, the Bonds or the Financing Order.

(aa) At the Closing Date, (i) the Bonds shall be rated at least “Aaa”, “AAA”, and “AAA” by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”) and Fitch, Inc. (“Fitch”), respectively, and the Issuer shall have delivered to the Underwriters a letter from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Bonds have such ratings, and (ii) neither Moody’s, S&P nor Fitch shall have, since the date of this Underwriting Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds.

(bb) The Issuer and TCC shall have furnished or caused to be furnished to the Representatives at the Closing Date certificates of officers of TCC and the Issuer, reasonably satisfactory to the Representatives, as to the accuracy of the representations and warranties of the Issuer and TCC herein, in the Sale Agreement, Servicing Agreement and the Indenture at and as of the Closing Date, as to the performance by the Issuer and TCC of all of their obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (b) and (x) of this Section and as to such other matters as the Representatives may reasonably request.

(cc) An issuance advice letter, in a form consistent with the provisions of the Financing Order, shall have been filed with the PUCT and shall have become effective.

(dd) On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with the Restructuring Act, the Financing Order and other applicable law reflecting the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite notices in the office of the Secretary of State of the State of Texas.

(ee) On or prior to the Closing Date, TCC shall have funded the capital subaccount of the Issuer with cash in an amount equal to $[                    ].

(ff) The Issuer and TCC shall have furnished or caused to be furnished or agree to furnish to the Rating Agencies at the Closing Date such opinions and certificates as the Rating Agencies shall have reasonably requested prior to such Closing Date.

10. Conditions of Issuer’s Obligations. The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that the Final Prospectus shall have been filed with the Commission pursuant to Rule 424 prior to 5:30 P.M., New York time, on or before the second business day after the date of this Underwriting Agreement or such other time and date as may be approved by the Issuer, and no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission at the Closing Date. In case these conditions shall not have been fulfilled, this Underwriting Agreement may be terminated by the Issuer upon notice thereof to the Underwriters. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vii) and 11 hereof.

11. Indemnification and Contribution.

(a) TCC and the Issuer, jointly and severally, shall indemnify, defend and hold harmless each Underwriter, each Underwriter’s officers and directors and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each such Underwriter and controlling person for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Final Prospectus and, together with the Pricing Prospectus, the Issuer Free Writing Prospectuses, collectively, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (iii) any information prepared by or on behalf of TCC or the Issuer and provided in writing to the Underwriters; provided, however, that the indemnity agreement contained in this Section 11 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, in each case if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Issuer or TCC by any Underwriter, by or through the Representatives, expressly for use in connection with the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to either thereof, or arising out of, or based upon, statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of the Indenture Trustee with respect to any indenture qualified pursuant to the Registration Statement; and provided further, that the indemnity agreement contained in this Section 11 shall not inure to the benefit of any Underwriter (or of any officer or director of such Underwriter or of any person controlling such Underwriter within the meaning of Section 15 of the Securities Act) on account of any such losses, claims, damages, liabilities, expenses or actions, joint or several, arising from the sale of the Bonds to any person if a copy of the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Underwriters at or prior to the time of the sale involved) (exclusive of the Incorporated Documents) shall not have been given or sent to such person by or on behalf of such Underwriter with or prior to the sale of the Bonds to such person unless the alleged omission or alleged untrue statement was not corrected in the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Underwriters at or prior to the time of the sale involved) at the time of such sale. The indemnity agreement of TCC and Issuer contained in this Section 11 and the representations and warranties of the Issuer and TCC contained in Sections 3 and 4 hereof shall remain operative and in full force and effect regardless of any termination of this Underwriting Agreement or of any investigation made by or on behalf of any Underwriter, its officers or its directors or any such controlling person, and shall survive the delivery of the Bonds.

(b) Each Underwriter shall severally indemnify, defend and hold harmless TCC and the Issuer, each of TCC’s and Issuer’s officers, directors, and managers, and each person who controls the Issuer or TCC within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Final Prospectus and, together with the Pricing Prospectus, the Issuer Free Writing Prospectuses, collectively, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; if such statement or omission was made in reliance upon and in conformity with information furnished in writing to TCC or Issuer by such Underwriter, through the Representatives, expressly for use in connection with the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of them. The only information furnished to TCC by the Underwriters in writing expressly for use in such foregoing documents is set forth in Schedule V hereto. The indemnity agreement of the respective Underwriters contained in this Section 11 and the representations and warranties of the Underwriters contained in Section 5 hereof shall remain operative and in full force and effect regardless of any termination of this Underwriting Agreement or of any investigation made by or on behalf of TCC or the Issuer, their directors, managers or officers, any such Underwriter, or any such controlling person, and shall survive the delivery of the Bonds.

(c) TCC and the several Underwriters each shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought under (a) or (b) above, but the failure to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent such indemnifying party or parties is/are not materially prejudiced as a result of such failure to notify and in any event shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, whose reasonable fees and expenses shall be paid by such indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). Each of TCC, Issuer and the several Underwriters agrees that without the other party’s prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Underwriting Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

(d) If the indemnification provided for in subparagraph (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subparagraph (a) or (b) above shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative benefits received by TCC and the Issuer on the one hand and the Underwriters on the other hand from the offering of the Bonds pursuant to this Underwriting Agreement or (ii) if an allocation solely on the basis provided by clause

(i) is not permitted by applicable law or is inequitable or against public policy, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. TCC, the Issuer and each of the Underwriters agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute in excess of the amount equal to the excess of (i) the total underwriting discount and commissions received by it, over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The obligations of each Underwriter to contribute pursuant to this Section 11 are several and not joint and shall be in the same proportion as such Underwriter’s obligation to underwrite Bonds is to the total number of Bonds set forth in Schedule II hereto.

12. Termination. This Underwriting Agreement may be terminated, at any time prior to the Closing Date with respect to the Bonds by the Representatives by written notice to the Issuer if after the date hereof and at or prior to the Closing Date (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange (“NYSE”), [the American Stock Exchange, Inc. (“AMEX”) or the NASDAQ Stock Market, Inc. (“NASDAQ”)] or there shall have been established by the NYSE, [AMEX or NASDAQ] or by the Commission any general limitation on prices for such trading or any general restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities [or a material disruption in commercial banking or securities settlement or clearance services in the United States,] or [(b) there shall have occurred any (i) material outbreak of hostilities (including, without limitation, an act of terrorism)] or (ii) material other national or international calamity or crisis, or any material adverse change in financial, political or economic conditions affecting the United States, including, but not limited to, an escalation of hostilities that existed prior to the date of this Underwriting Agreement or (iii) material adverse change in the financial markets in the United States, and the effect of any such event specified in clause (a) or (b) above on the financial markets of the United States shall be such as to make it impracticable or inadvisable, in the reasonable judgment of the Representatives, to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Final Prospectus.] Any termination hereof pursuant to this Section 12 shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vii) and 11 hereof.

13. Absence of Fiduciary Relationship. [Each of the Issuer and TCC acknowledges and agrees that:

(a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Bonds and that no fiduciary, advisory or agency relationship between the Underwriters, on one hand, and TCC and/or the Issuer, on the other hand, has been created in respect of any of the transactions contemplated by this Underwriting Agreement, irrespective of whether the Underwriters have advised or are advising TCC and/or the Issuer on other matters;

(b) the price of the Bonds was established by the Issuer and TCC following discussions and arms-length negotiations with the Underwriters, among others;

(c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and TCC and that the Underwriters have no obligation to disclose such interests and transactions to the Issuer or TCC by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Issuer or TCC in respect of such fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer or TCC including stockholders, employees or creditors of the Issuer and/or TCC.]

14. Notices. All communications hereunder will be in writing and may be given by United States mail, courier service, telecopy, telefax or facsimile (confirmed by telephone or in writing in the case of notice by telecopy, telefax or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representatives, to it at the address specified in Schedule I hereto; and if sent to TCC, to it at 1 Riverside Plaza, Columbus, Ohio 43215, Attention: Treasurer; and if sent to the Issuer, to it at 539 North Carancahua Street, Suite 1700, Corpus Christi, Texas, 78478, Attention: Manager. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

15. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

16. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

17. Counterparts. This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, TCC and the Underwriters, or any of them, with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among TCC, the Issuer and the several Underwriters.

Very truly yours,

AEP TEXAS CENTRAL COMPANY

By:
Name:
Title:

AEP TEXAS CENTRAL TRANSITION FUNDING II LLC

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

[NAME OF REPRESENTATIVE]

By:
Name:
Title:

[NAME OF REPRESENTATIVE]

By:
Name:
Title:

[NAME OF REPRESENTATIVE]

By:
Name:
Title:

SCHEDULE I

Underwriting Agreement dated [September     ], 2006

Registration Statement No. 333-136787

Representatives:

c/o

Address:

Attention:

Title, Purchase Price and Description of Bonds:

Title:	AEP Texas Central Transition Funding II LLC Senior Secured Transition Bonds, Series A

	Total Principal Amount of Tranche	Bond Rate	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per Tranche A-1 Bond

Per Tranche A-2 Bond

Per Tranche A-3 Bond

Per Tranche A-4 Bond

Per Tranche A-5 Bond

Total

Original Issue Discount (if any):	$[ ]

Redemption provisions:	None

Other provisions:	None

Closing Date, Time and Location:	[September ], 2006, 10:00 a.m.; offices of [ ]; [ ]

I-1

SCHEDULE II

Principal Amount of Bonds to be Purchased

Principal Amount

Underwriter	Tranche A-1	Tranche A-2	Tranche A-3	Tranche A-4	Tranche A-5	Total

Total

SCHEDULE III

The Issuer has filed a registration statement (including a prospectus) (Registration No. 333-136787) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-            -            .

This Preliminary Term Sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this Preliminary Term Sheet relates. This Preliminary Term Sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Preliminary Term Sheet is preliminary, and may be superseded by an additional term sheet provided to you prior to the time you enter into a contract of sale. This Preliminary Term Sheet is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the transition charges securing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Preliminary Term Sheet is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

III-1

SCHEDULE IV

Schedule of Issuer Free Writing Prospectuses

A.	Free Writing Prospectuses not required to be filed

Electronic Road Show

B.	Free Writing Prospectuses Required to be filed pursuant to Rule 433

Preliminary Term Sheet

Pricing Term Sheet, dated September     , 2006

III-2

SCHEDULE V

DESCRIPTIVE LIST OF UNDERWRITER PROVIDED INFORMATION

A: Pricing Prospectus

[To Come]

B. Final Prospectus

[To Come]

V-I